Exhibit 10.1

FOURTH AMENDMENT TO

DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND

DIGITAL REALTY TRUST, L.P. 2014 INCENTIVE AWARD PLAN

THIS FOURTH AMENDMENT TO DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2014 INCENTIVE AWARD PLAN (this “Fourth Amendment”) is made and adopted by the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), as of September 13, 2017. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2017, by and among the Company, Penguins REIT Sub, LLC (the “REIT Merger Sub”), Digital Realty Trust, L.P., Penguins OP Sub 2, LLC, Penguins OP Sub, LLC (the “OP Merger Sub”), DuPont Fabros Technology, Inc. (“DFT”), and DuPont Fabros Technology, L.P. (the “DFT OP”), pursuant to which (i) DFT will merge with and into the REIT Merger Sub (the “Company Merger”), with the REIT Merger Sub continuing as the surviving entity in the Company Merger under the name “Penguins REIT Sub, LLC” and as a wholly owned subsidiary of the Company, and (ii) the OP Merger Sub will merge with and into the DFT OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the DFT OP continuing as the surviving entity in the Partnership Merger;

WHEREAS, DFT maintains the DuPont Fabros Technology, Inc. Amended and Restated 2011 Equity Incentive Plan (the “DFT Plan”), which was adopted by the Board of Directors of DFT on February 16, 2017 and approved by the stockholders of DFT on June 12, 2017;

WHEREAS, Section 3.1(c) of the Plan generally provides that in the event that a company acquired by the Company, or with which the Company combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such available shares are permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination;

WHEREAS, pursuant to Section 13.1 of the Plan, the Plan may be amended or modified from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, in connection with the Mergers, the Company desires to amend the Plan as set forth herein to provide that the shares available for grant pursuant to the DFT Plan (as adjusted using the exchange ratio used in the Mergers to determine the consideration payable to DFT stockholders) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent permitted by the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of, and subject to and contingent upon the occurrence of, the Closing Date (as defined in the Merger Agreement).

AMENDMENT

1. The following new Sections are hereby added to Article 2 of the Plan, and each applicable subsequent section of the Plan (and all cross references thereto) shall be renumbered accordingly:

“2.9 “Closing Date” shall have the meaning set forth in that certain Agreement and Plan of Merger, dated as of June 8, 2017, by and among the Company, Penguins REIT Sub, LLC, the Partnership, Penguins OP Sub 2, LLC, Penguins OP Sub, LLC, DuPont Fabros Technology, Inc. (“DFT”), and DuPont Fabros Technology, L.P. (the “DFT Merger Agreement”).”

“2.14 “DFT Plan” shall mean the DuPont Fabros Technology, Inc. Amended and Restated 2011 Equity Incentive Plan, which was adopted by the Board of Directors of DFT on February 16, 2017 and approved by the stockholders of DFT on June 12, 2017.”

“2.15 “DFT Share Reserve” shall mean a number of Shares equal to the product of (x) the number of shares of common stock of DFT which, as of immediately prior to the Closing (as defined in the DFT Merger Agreement), remained available for issuance under the DFT Plan, multiplied by (y) the Exchange Ratio (as defined in the DFT Merger Agreement), rounded down to the nearest whole Share.”

“2.30 “Legacy DFT Participants” shall mean an Employee, Consultant or Director who provided services to DFT and/or its subsidiaries immediately prior to the Closing Date.”

“2.31 “New Company Participants” shall mean an Employee, Consultant or Director who first commenced providing services to the Company, the Services Company, the Partnership and/or any Subsidiary on or following the Closing Date, other than any Legacy DFT Participant.”

2. The following language is hereby added at the end of Section 3.1(c) of the Plan:

“Without limiting the generality of the foregoing, in connection with the Mergers (as defined in the DFT Merger Agreement), the DFT Share Reserve may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan, to the extent that grants of Awards using such shares (i) are permitted without stockholder approval under the rules of the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed), (ii) are made only to individuals who, on or after the Closing Date, are Legacy DFT Participants or New Company Participants, and (iii) are only granted under the Plan during the period commencing on the Closing Date and ending on June 11, 2027. The DFT Share Reserve shall be used for purposes of the Plan in accordance with this Section 3.1(c) and the applicable listing standards and rules issued by the New York Stock Exchange (or such other applicable principal securities exchange or quotation system on which the Common Stock is then listed).”

3. This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Fourth Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on September 13, 2017.

Executed on this 13th day of September, 2017.

/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

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